HANGMAN PRODUCTIONS ANNOUNCES THE RESULTS OF THE

4TH ANNUAL SCREENPLAY SHOOTOUT

LOS ANGELES, CA — (BUSINESS WIRE – 02/16/10) — Hangman Productions, Inc. (OTCBB: HGMP - News) announces the results of The 4th Annual Screenplay Shootout. The Grand Prize was awarded to Gregg Greenberg for his screenplay, FRIENDS AND ROMANS.

“The quality and quantity of screenplays submitted to this year’s contest made for the most competitive Shootout yet. We congratulate Gregg on this achievement and look forward to his continued success.” remarked James Doolin, President of Hangman Productions.

For a complete list of finalist, semi-finalists and more details on The Screenplay Shootout, visit www.screenplayshootout.com

About Hangman Productions Inc.

Hangman Productions focuses on seeking out undiscovered screenwriters and developing a pipeline between emerging talent and the film industry through its screenwriting contest, The Screenplay Shootout.

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Act of 1934. These forward-looking statements are based largely on the expectations or forecasts of future events, can be affected by inaccurate assumptions and are subject to various business risks and known and unknown uncertainties, a number of which are beyond the control of management. Therefore, actual results could differ materially from the forward-looking statements contained in this press release. Additional information respecting factors that could materially affect the Company and its operations are contained in its annual report on Form 10-K for the year ended December 31, 2009, which has been filed with the Securities and Exchange Commission.

Contact Information:

James P. Doolin, President  information@hangmanproductions.com